As filed with the Securities and Exchange Commission on July 19, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
FedEx Corporation	Federal Express Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware	Delaware
(State or Other Jurisdiction of Incorporation or Organization)
62-1721435	71-0427007
(I.R.S. Employer Identification Number)
942 South Shady Grove Road Memphis, Tennessee 38120 (901) 818-7500	3610 Hacks Cross Road Memphis, Tennessee 38125 (901) 369-3600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Mark R. Allen, Esq.
Executive Vice President, General Counsel and Secretary
FedEx Corporation
942 South Shady Grove Road
Memphis, Tennessee 38120
(901) 818-7500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Alana L. Griffin, Esq. Staff Vice President — Securities & Corporate Law FedEx Corporation 942 South Shady Grove Road Memphis, Tennessee 38120 (901) 818-7500	Marcel Fausten, Esq. Davis Polk & Wardwell LLP 450 Lexington Ave. New York, New York 10017 (212) 450-4000
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
FedEx Corporation:
Large accelerated filer ☒ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐
Federal Express Corporation:
Large accelerated filer ☐ Non-accelerated filer ☒	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANT GUARANTORS OF DEBT SECURITIES
Exact Name of Registrant Guarantor	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Registrant Guarantor’s Principal Executive Offices
Federal Express Corporation	Delaware	71-0427007	3610 Hacks Cross Road Memphis, TN 38125
FedEx Ground Package System, Inc.	Delaware	34-1441019	1000 FedEx Drive Moon Township, PA 15108
FedEx Freight Corporation	Delaware	62-1835899	8285 Tournament Drive Memphis, TN 38125
FedEx Freight, Inc.	Arkansas	71-0562003	8285 Tournament Drive Memphis, TN 38125
FedEx Corporate Services, Inc.	Delaware	62-1808017	942 South Shady Grove Road Memphis, TN 38120
FedEx Office and Print Services, Inc.	Texas	77-0433330	7900 Legacy Drive Plano, TX 75024
Federal Express Europe, Inc.	Delaware	62-1441419	3610 Hacks Cross Road Memphis, TN 38125
Federal Express Holdings S.A., LLC	Delaware	62-1361344	3610 Hacks Cross Road Memphis, TN 38125
Federal Express International, Inc.	Delaware	58-1689315	3610 Hacks Cross Road Memphis, TN 38125
EXPLANATORY NOTE
This registration statement contains two separate prospectuses:
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the first prospectus relates to offerings by FedEx Corporation of its debt securities and common stock; and

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the second prospectus relates to offerings by Federal Express Corporation of pass-through certificates.

PROSPECTUS
DEBT SECURITIES
COMMON STOCK
We may offer and sell from time to time, in one or more offerings, any combination of our debt securities or common stock. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of any securities that we offer in supplements to this prospectus. The prospectus supplements also will describe the specific manner in which we will offer these securities and also may supplement, update, or amend information contained in this prospectus.
Unless we inform you otherwise in a prospectus supplement, the debt securities will be guaranteed by Federal Express Corporation, FedEx Ground Package System, Inc., FedEx Freight Corporation, FedEx Freight, Inc., FedEx Corporate Services, Inc., FedEx Office and Print Services, Inc., Federal Express Europe, Inc., Federal Express Holdings S.A., LLC, and Federal Express International, Inc. See “Description of Debt Securities and Guarantees — Guarantees.”
Prior to their issuance, there will have been no market for the debt securities. Unless we inform you otherwise in a prospectus supplement, we do not intend to apply for the listing of any series of debt securities on a national securities exchange.
Our common stock is listed on the New York Stock Exchange under the symbol “FDX.”
We may offer and sell these securities on a continuous or delayed basis directly, through agents, dealers, or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers, and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers, or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
You should read this prospectus and any prospectus supplement, as well as any information described under the heading “Where You Can Find More Information,” carefully before you invest.
Investing in our debt securities and common stock involves certain risks. See “Risk Factors” on page 3.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 19, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, referred to as the SEC in this prospectus. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits thereto can be obtained from the SEC, as indicated under the heading “Where You Can Find More Information.”
This prospectus provides you with only a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”
The prospectus supplement also will contain, with respect to the securities being sold, the names of any underwriters, dealers, or agents, together with the terms of the offering; the compensation of any underwriters, dealers, or agents; and the net proceeds to us.
We have not authorized any person to provide you with information other than that contained or incorporated by reference in this prospectus or any prospectus supplement prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the date of delivery of this prospectus or any sales of securities made in connection herewith. In the case of information contained in documents we file with the SEC and incorporate by reference in this prospectus, you should assume that such information is accurate only as of the respective dates of those documents. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.
References in this prospectus to “we,” “us,” “our,” and “FedEx” are to FedEx Corporation.
FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations, cash flows, plans, objectives, future performance, and business. Forward-looking statements include those preceded by, followed by, or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends,” or similar expressions. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the risk factors referred to below under the heading “Risk Factors” and other factors that can be found in FedEx’s and its subsidiaries’ press releases and FedEx’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports; proxy statements; and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC at sec.gov, from which interested persons can electronically access the registration statement, of which this prospectus is a part, including the exhibits and schedules thereto.
The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. Information incorporated by reference is considered a part of this prospectus, and later information filed with the SEC will automatically update and, where applicable, modify and supersede previous information contained in documents filed earlier with the SEC or contained or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and all our future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC) prior to the termination of the offering under this prospectus.
FedEx SEC Filings	Period
Annual Report on Form 10-K	Fiscal year ended May 31, 2023
Current Reports on Form 8-K	Filed on June 20, 2023 (dated June 16, 2023) and July 17, 2023
Description of our common stock contained in the Registration Statement on Form 8-A	Filed on April 14, 2000
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents referred to above, which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request these documents by contacting us in writing, by telephone, or email at:
FedEx Corporation
Attention: Investor Relations
942 South Shady Grove Road
Memphis, Tennessee 38120
(901) 818-7200
ir@fedex.com
You can also access our SEC filings through the Investor Relations page of our website at investors.fedex.com. The information on our website, however, is not incorporated by reference in, and does not form a part of, this prospectus or any prospectus supplement.
ABOUT OUR COMPANY
FedEx provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce, and business services, offering integrated business solutions through operating companies competing collectively, operating collaboratively, and innovating digitally as one FedEx. These companies are included in the following reportable business segments:
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FedEx Express:   Federal Express Corporation (“FedEx Express”) is the world’s largest express transportation company, offering time-definite delivery to more than 220 countries and territories, connecting markets that comprise more than 99% of the world’s gross domestic product.

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FedEx Ground:   FedEx Ground Package System, Inc. (“FedEx Ground”) is a leading North American provider of small-package ground delivery services. FedEx Ground provides low-cost, day-certain service to any business address in the U.S. and Canada, as well as residential delivery to 100% of U.S. residences through its FedEx Home Delivery service. FedEx Ground Economy specializes in the consolidation and delivery of high volumes of low-weight, less time-sensitive business-to-consumer packages.

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FedEx Freight:   FedEx Freight Corporation (“FedEx Freight”) is a leading North American provider of less-than-truckload (“LTL”) freight transportation services across all lengths of haul to businesses and residences. Within the contiguous U.S., FedEx Freight offers FedEx Freight Priority, when speed is critical to meet a customer’s supply chain needs; FedEx Freight Economy, when a customer can trade time for cost savings; and FedEx Freight Direct, a service to meet the needs of the growing e-commerce market for delivery of big and bulky products to or through the door for residences and businesses. FedEx Freight also offers freight delivery service to most points in Puerto Rico and the U.S. Virgin Islands.

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FedEx Services:   FedEx Corporate Services, Inc. (“FedEx Services”) provides sales, marketing, information technology, communications, customer service, technical support, billing and collection services, and certain back-office functions that support our operating segments.

In April 2023, we announced “one FedEx”, a consolidation plan to ultimately bring FedEx Express, FedEx Ground, FedEx Services, and other FedEx operating companies into Federal Express Corporation, becoming a single company operating a unified, fully integrated air-ground network under the respected FedEx brand. FedEx Freight will continue to provide LTL freight transportation services as a stand-alone and separate company under Federal Express Corporation. The organizational redesign will be implemented in phases with full implementation expected in June 2024.
The mailing address of our principal executive offices is 942 South Shady Grove Road, Memphis, Tennessee 38120. Our main telephone number is (901) 818-7500.
The address of our website is fedex.com. The information on our website is not incorporated by reference in, and does not form a part of, this prospectus or any prospectus supplement.
RISK FACTORS
Investing in our securities involves risks. In connection with any investment in our securities, you should consider carefully (i) the factors identified under Item 1A. “Risk Factors” in our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and current reports on Form 8-K; (ii) the other information set forth elsewhere in this prospectus and in the documents incorporated by reference into this prospectus; and (iii) any risk factors set forth in the applicable prospectus supplement.
USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for our general corporate purposes including, but not limited to, capital expenditures, working capital, repayment or reduction of indebtedness, and the financing of business acquisitions.
DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The debt securities and guarantees covered by this prospectus will be issued under the indenture dated as of October 23, 2015, between FedEx, the guarantors named therein, and U.S. Bank Trust Company, National Association, as successor trustee (as amended as of the date hereof, the “indenture”).
The following summary describes the general terms and provisions of the debt securities and guarantees covered by this prospectus. When we offer to sell a particular series of debt securities, we will describe in a prospectus supplement the specific terms of, and the extent, if any, to which the general terms set forth below do not apply to, such debt securities and guarantees. If any information set forth in a prospectus supplement regarding the terms and provisions of a particular series of debt securities and guarantees is inconsistent with the information set forth below, the information in the prospectus supplement will supersede and replace the information in this prospectus.
Because the following is a summary, it may not contain all the information that may be important to you. For further information, you should read the indenture, which is an exhibit to the registration statement of which this prospectus is a part. A copy of the indenture is also available from us upon request at the contact information specified in “Where You Can Find More Information.” This summary is subject to, and qualified in its entirety by reference to, all the provisions of the indenture, including definitions of certain terms used in it. In the following summary, we have included references to section numbers of the indenture so that you can easily locate these provisions.
Terms; Form and Denomination
We may issue debt securities under the indenture from time to time in one or more series, each in an amount we authorize prior to issuance. The indenture does not limit the aggregate amount of debt securities we may issue under the indenture.
The debt securities will be our general unsecured obligations and will rank equally with all our other unsecured and unsubordinated indebtedness. Unless we inform you otherwise in a prospectus supplement, the debt securities will be guaranteed by FedEx Express, FedEx Ground, FedEx Freight, FedEx Freight, Inc., FedEx Services, FedEx Office and Print Services, Inc., Federal Express Europe, Inc., Federal Express Holdings S.A., LLC, and Federal Express International, Inc. (who we refer to throughout this prospectus as the “subsidiary guarantors”). The subsidiary guarantors currently guarantee our obligations under our outstanding unsecured debt securities and revolving credit facilities.
The indenture does not contain any debt covenants or other provisions that would afford the holders of the debt securities protection in the event we participate in a highly leveraged transaction.
The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
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the title of the debt securities;

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the authorized denominations and aggregate principal amount offered and any limit on future issues of additional debt securities of the same series;

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whether we will issue the debt securities as individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;

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the date or dates on which the principal of and any premium on the debt securities will be payable or the method by which such date or dates will be determined;

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any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing and the basis for calculating interest, if other than a 360-day year of twelve 30-day months;

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the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made, if other than the corporate trust office of the trustee;

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whether the debt securities will be listed on a national securities exchange;

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any provisions that would determine payments on the debt securities by reference to a formula, index, or other method;

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whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

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any mandatory or optional sinking fund or analogous provisions;

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any provisions for optional or mandatory redemption or repurchase;

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the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

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any provisions for the defeasance of the debt securities;

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the currency in which payments of principal of and any premium and interest on the debt securities will be payable, if other than U.S. dollars;

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any additional events of default or covenants applicable to the series;

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any restrictions or other provisions relating to the transfer or exchange of the debt securities;

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any terms for the conversion or exchange of the debt securities for other securities issued by us or any other entity;

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the terms of the guarantees and the identities of the subsidiary guarantors; and

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any other terms that are not inconsistent with the indenture.

Unless we inform you otherwise in a prospectus supplement, all outstanding debt securities will be exchangeable, transfers of debt securities will be registrable, and principal of and any premium and interest on all debt securities will be payable, at the corporate trust office of the trustee; provided that payment of interest may, at our option, be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer to an account maintained by the payee with a bank located in the United States. (Sections 3.01, 3.05, 3.07, and 10.02)
Unless we inform you otherwise in a prospectus supplement, all debt securities will be issued only in fully registered form without coupons in denominations of $1,000 and any integral multiples of $1,000. (Section 3.02) Neither FedEx nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities. (Section 3.05)
We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. Those debt securities may bear no interest or may bear interest at a rate that at the time of issuance is below market rates. We will describe any material United States federal income tax considerations and any other special considerations relating to an investment in discount securities in any prospectus supplement relating to such securities.
If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in a prospectus supplement the restrictions, elections, tax consequences, specific terms, and other information relating to those debt securities and the foreign currency or currency unit.
Guarantees
Unless we inform you otherwise in a prospectus supplement, the debt securities will be guaranteed by the subsidiary guarantors. If we sell, transfer, or dispose (by merger or otherwise), other than a lease, of a subsidiary guarantor or all of the capital stock or all or substantially all of the assets of a subsidiary guarantor to any person that is not an affiliate of FedEx, the guarantee of that subsidiary will terminate and holders of debt securities will no longer have a direct claim against such subsidiary under the guarantee. (Section 12.04)
Each of the subsidiary guarantors will fully and unconditionally guarantee, jointly and severally, the due and punctual payment of principal of and any premium and interest on the debt securities, and the due and punctual payment of any sinking fund payments, when the same shall become due and payable, whether at maturity, by declaration of acceleration, by call for redemption, or otherwise. (Section 12.01) The guarantees will be unsecured obligations of the respective subsidiary guarantors and will rank equally with all of their other unsecured and unsubordinated indebtedness. The guarantees will not contain any restrictions on the ability of any subsidiary guarantor to pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that subsidiary guarantor’s capital stock or make any payment of principal, interest, or premium, if any, on or repay, repurchase, or redeem any debt securities, if any, of that subsidiary guarantor.
Each subsidiary guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable subsidiary guarantor without rendering the subsidiary guarantee, as it relates to such subsidiary guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws. (Section 12.07)

Merger, Consolidation, and Sale of Assets
The indenture provides that we may not consolidate with or merge into any other person, or convey, transfer, or lease our properties and assets as, or substantially as, an entirety to any person, unless:
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our successor is a corporation organized and existing under the laws of the United States, any state thereof, or the District of Columbia;

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our successor shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance of every covenant in the indenture that we would otherwise have to perform;

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immediately after giving effect to such transaction, there will not be any defaults under the indenture; and

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we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction and the supplemental indenture comply with the indenture. (Section 8.01)

We have agreed that we will not sell or dispose of any subsidiary guarantor whose assets exceed 10% of our consolidated total assets (determined as of the date of our most recent interim or fiscal year-end balance sheet filed with the SEC prior to the date such guarantee is released) (each, a “10% subsidiary guarantor”) unless at least 75% of the net proceeds of such sale or disposition will consist of any combination of:
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cash (including assumption by the acquiror of any indebtedness of FedEx or its subsidiaries) or readily marketable securities;

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property or assets (other than current assets) of a nature or type similar or related to the nature or type of the property or assets of FedEx and its subsidiaries existing on the date of such sale or disposition; or

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interests in companies or businesses having property or assets or engaged in businesses similar or related to the nature or type of the property or assets or businesses of FedEx and its subsidiaries on the date of such sale or disposition. (Section 10.07)

Application of Proceeds Upon Release of a 10% Subsidiary Guarantor
In the event that the net proceeds from the sale or disposition of a 10% subsidiary guarantor consist of cash or readily marketable securities, we will apply, within 12 months of such sale or disposition, an amount equal to 100% of the fair market value, as determined in good faith by our board of directors, of such net proceeds to:
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repay unsubordinated indebtedness of FedEx or any subsidiary guarantor, in each case owing to a person other than an affiliate of FedEx (such repayment is not required to be made pro rata among all our unsubordinated indebtedness);

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invest in property or assets (other than current assets) of a nature or type similar or related to the nature or type of the property or assets of FedEx and its subsidiaries existing on the date of such investment; or

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invest in a company or business having property or assets or engaged in a business similar or related to the nature or type of the property or assets or businesses of FedEx and its subsidiaries on the date of such investment. (Section 10.07)

Modification, Amendment, and Waiver
We and the trustee may modify and amend the indenture with the consent of the holders of a majority in principal amount of each series of debt securities to be affected (voting as a single class). However, no modification or amendment may, without the consent of the holder of each debt security affected thereby:
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change the stated maturity of the principal of, or any premium or installment of interest on, any debt security;

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reduce the principal amount of, rate of interest on, or premium payable upon the redemption of, any debt security;

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change any place of payment where, or the currency in which, any principal of, or interest or premium on, any debt security is payable;

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impair the right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity, or, in the case of redemption, on or after the redemption date;

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reduce the percentage in principal amount of outstanding debt securities the consent of whose holders is required for modification or amendment of the indenture, for waiver of compliance with certain provisions of the indenture, or for waiver of certain defaults; or

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if a debt security is convertible or exchangeable into or for other securities or property, make any change that adversely affects the right to convert or exchange such debt security or decrease the conversion or exchange rate or increase the conversion price of such debt security, unless such decrease or increase is permitted by the terms of such debt security. (Section 9.02)

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the indenture and its consequences, except a default in the payment of the principal of or any premium or interest on any debt securities or in respect of a covenant or provision that under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security affected. (Section 5.13)
In addition, we and the trustee can modify and amend the indenture without the consent of any holders in order to, among other things:
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allow a successor to FedEx or a subsidiary guarantor to assume our or its obligations under the indenture;

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add to the covenants of FedEx or a subsidiary guarantor for the benefit of the holders of all or any series of debt securities or surrender any right or power conferred upon FedEx or a subsidiary guarantor by the indenture;

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add additional events of default of FedEx or a subsidiary guarantor for the benefit of the holders of all or any series of debt securities;

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establish the form or terms of any series of debt securities;

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secure the debt securities of any series;

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correct any ambiguity, defect, or inconsistency under the indenture, or to make other provisions with respect to matters or questions arising under the indenture, provided that such action does not adversely affect the interests of the holders of any debt securities in any material respect;

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add to, change, or eliminate any provision of the indenture applying to one or more series of debt securities, provided that if such action adversely affects in any material respect the interests of holders of any series of debt securities, such addition, change, or elimination will become effective with respect to such series only when no such security of that series remains outstanding;

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add additional subsidiary guarantors of the debt securities;

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provide for the release of subsidiary guarantors as permitted under the indenture;

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evidence and provide for the appointment of a successor trustee or to add to or change any provisions to the extent necessary to appoint a separate trustee for a specific series of debt securities;

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supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that no such supplement shall materially adversely affect the interests of any holders of debt securities;

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make provisions with respect to conversion or exchange rights of holders of any debt securities;

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comply with the requirements of the SEC to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

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make any other amendment or supplement to the indenture as long as that amendment or supplement does not materially adversely affect the interests of any holders of debt securities. (Section 9.01)

Events of Default
Unless we inform you otherwise in a prospectus supplement, an event of default with respect to a series of debt securities will occur if:
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we fail to pay interest when due on any debt security of that series for 30 days;

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we fail to pay the principal of or any premium on any debt security of that series when due;

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we fail to perform any covenant in the indenture and this failure continues for 90 days after we receive written notice as provided in the indenture;

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we fail to deposit any sinking fund payment when and as due by the terms of a debt security of that series;

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we or a court takes certain actions relating to our bankruptcy, insolvency, or reorganization for the benefit of our creditors; or

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any subsidiary guarantor whose consolidated total assets constitute 60% or more of our consolidated total assets (determined as of the date of our most recent interim or fiscal year-end balance sheet filed with the SEC prior to such determination date) or a court takes certain actions relating to the bankruptcy, insolvency, or reorganization of such subsidiary guarantor for the benefit of its creditors. (Section 5.01)

If an event of default with respect to debt securities of any series occurs and continues, the trustee or the holders of a majority in principal amount of the outstanding debt securities of that series may require us to repay immediately the principal amount of all debt securities of that series. The holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such acceleration if all events of default with respect to the debt securities of that series, other than the nonpayment of accelerated principal, have been cured or waived as provided in the indenture. (Section 5.02) For information as to waiver of defaults, see “— Modification, Amendment, and Waiver” above.
Other than its duties in case of a default, the trustee will not be obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer to the trustee reasonable indemnity. (Sections 6.01 and 6.03) If the holders provide this reasonable indemnity, the holders of a majority in principal amount of the outstanding debt securities of such series will have the right, subject to certain limitations, to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to any series of debt securities. (Section 5.12)
No holder of any debt security of any series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture unless:
•
the holder has previously given to the trustee written notice of a continuing event of default;

•
the holders of a majority in principal amount of the outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

•
the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request, and the trustee has failed to institute such proceeding within 60 days. (Section 5.07)

However, the holder of any debt security will have an absolute right to receive payment of the principal of and any premium and interest on the debt security as expressed in the debt security, or, in the case of redemption, on the redemption date, and to institute suit for the enforcement of any payment. (Section 5.08)
We will be required to furnish to the trustee annually a statement as to the absence of certain defaults under the indenture. (Section 10.05) The trustee may withhold notice to the holders of debt securities of any default, except as to payment of principal of (or premium, if any) or interest with respect to the debt securities, if the trustee considers such withholding to be in the interest of the holders of the debt securities. (Section 6.02)

Discharge and Defeasance
We may satisfy and discharge obligations with respect to the debt securities of a particular series by either delivering to the trustee for cancellation all outstanding debt securities of that series, or depositing with the trustee, after the outstanding debt securities of that series have become due and payable, or will become due and payable within one year, at maturity or by redemption, sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or redemption date of the debt securities of that series. (Section 4.01)
In addition, the indenture provides that at our option we may:
•
be discharged from our obligations with respect to the debt securities of a particular series (“defeasance and discharge”); or

•
cease to comply with certain restrictive covenants under the indenture, including those described under “— Merger, Consolidation, and Sale of Assets,” and certain events of default will no longer apply to us (“covenant defeasance”);

if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium, and any other sums due to the stated maturity date or redemption date of the debt securities of that series. (Sections 13.01, 13.02, and 13.03) Upon defeasance and discharge, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen, or mutilated debt securities. Such holders may look only to such deposited funds or obligations for payment. (Section 13.02)
The defeasance and discharge and covenant defeasance described above are effective only if, among other things, we deliver to the trustee an opinion of counsel to the effect that (i) the holders of the debt securities will not recognize income, gain, or loss for federal income tax purposes as result of such defeasance and discharge or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance and discharge or covenant defeasance had not occurred, and (ii) in the case of defeasance and discharge, the opinion as to tax consequences is based upon an Internal Revenue Service ruling or a change in applicable federal income tax law. (Section 13.04)
Book-Entry Procedures
Unless we inform you otherwise in a prospectus supplement, each series of debt securities will be issued in the form of one or more fully registered global securities. We will deposit each global security with, or on behalf of, The Depository Trust Company (“DTC”) and register such global security in the name of Cede & Co. (“Cede”) or another nominee of DTC, unless otherwise provided for in a prospectus supplement. If you wish to own debt securities that are represented by one or more global securities, you can do so only indirectly or “beneficially” through an account with a broker, bank or other financial institution that has an account with DTC (i.e., a DTC participant) or through an account directly with DTC if you are a DTC participant, unless otherwise provided for in a prospectus supplement. No holder of a debt security initially issued as a global security will be entitled to receive a debt security in certificated form, except as set forth below.
Except as set forth below or as otherwise provided for in a prospectus supplement, a global security may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
DTC has advised us as follows:
•
DTC is

•
a limited-purpose trust company organized under the laws of the State of New York;

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a “banking organization” within the meaning of the New York banking law;

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a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934.

•
DTC was created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, eliminating the need for physical movement of certificates.

•
DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations, and others, some of whom own DTC.

•
Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants or indirect participants.

Except as otherwise provided in this prospectus or a prospectus supplement, purchases of debt securities under DTC’s system must be made by or through direct participants, which will receive a credit for those debt securities on DTC’s records. The beneficial ownership interest of each actual purchaser of each debt security represented by a global security (“beneficial owner”) is in turn to be recorded on the records of the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a global security representing debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in a global security, except in the event that use of the book-entry system for those debt securities is discontinued.
To facilitate subsequent transfers, all global securities representing debt securities deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede, or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede or such other nominee of DTC do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities representing the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Neither DTC nor Cede (nor any other nominee of DTC) will consent or vote with respect to the global securities representing debt securities unless authorized by a direct participant in accordance with DTC’s money market instrument procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede’s consenting or voting rights to those direct participants to whose accounts book-entry securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).
If applicable, redemption notices will be sent to Cede. If less than all of the debt securities within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in that issue to be redeemed.
Redemption proceeds, distributions, and dividend payments on the global securities representing the debt securities will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from us or the applicable trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the applicable trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.
DTC may discontinue providing its services as depositary with respect to debt securities at any time by giving reasonable notice to us or the applicable trustee. Under those circumstances, in the event that a successor depositary is not obtained, certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. These laws may limit your ability to own, transfer, or pledge beneficial interests in a global security.
As long as DTC’s nominee is the registered owner of a global security, such nominee for all purposes will be considered the sole owner or holder of such debt securities under the indenture. Except as provided below, you will not:
•
be entitled to have any debt securities registered in your name;

•
receive or be entitled to receive physical delivery of any debt securities in definitive form; and

•
be considered the owners or holders of the debt securities under the indenture.

Neither we, the trustee, nor any of our respective agents will be responsible or liable for any actions or inactions by DTC, any nominee, or any participant relating to any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security, or for maintaining, supervising, or reviewing any records related to such beneficial ownership interests.
We will issue debt securities in definitive form in exchange for global securities if:
•
DTC notifies us that it is unwilling, unable, or ineligible to continue as depositary or if at any time DTC, or any successor depositary, ceases to be a “clearing agency” under the Securities Exchange Act of 1934 and, in each case, we have not appointed a successor depositary within 90 days; or

•
we choose in our sole discretion to issue definitive debt securities.

In either instance, an owner of a beneficial interest in a global security will be entitled to have debt securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. You will not be charged a fee for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.05)
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. This information has been provided solely as a matter of convenience. The rules and procedures of DTC are solely within its control and could change at any time.
Neither we nor the trustee nor any agent of ours or of the trustee has any control over DTC or its participants, and none of us takes any responsibility for their activities. You are urged to contact DTC or its participants directly to discuss those matters. In addition, although we expect that DTC will perform the foregoing procedures, it is not under any obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee will have any responsibility for the performance or nonperformance by DTC or its participants of these or any other rules or procedures governing its operations.

Regarding the Trustee
We may conduct banking and other transactions with the trustee and its affiliates in the ordinary course of business.
Governing Law
The indenture is, and the debt securities will be, governed and construed in accordance with the laws of the State of New York.

DESCRIPTION OF COMMON STOCK
The following summary of the terms of our common stock does not purport to be complete and is qualified by reference to our certificate of incorporation, our bylaws, and the Delaware General Corporation Law. For more details, you should read our certificate of incorporation and bylaws as currently in effect. We have filed copies of these documents with the SEC, and they are incorporated by reference herein. See “Where You Can Find More Information.”
The prospectus supplement relating to an offering of our common stock will describe the details of the offering, including the number of shares offered, the initial offering price, and updated market price and dividend information.
Authorized Shares of Capital Stock
Our authorized capital stock consists of 800,000,000 shares of common stock, $0.10 par value per share, and 4,000,000 shares of series preferred stock, without par value. On July 13, 2023, there were outstanding (a) 251,187,242 shares of common stock and (b) stock options to purchase an aggregate of 15,900,189 shares of common stock, of which options to purchase an aggregate of 10,839,182 shares of common stock were exercisable. As of the date of this prospectus, no shares of our preferred stock were issued or outstanding.
Voting Rights
Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and possess all voting power (except as may, in the future, be provided by Delaware law, our certificate of incorporation, or a resolution of our board of directors authorizing a series of our preferred stock). Our common stock does not have cumulative voting rights.
Dividends
Holders of our common stock are entitled to receive dividends when, as, and if declared by the board of directors out of funds legally available for payment of dividends, subject to the rights of the holders of any outstanding shares of preferred stock. The holders of common stock will share equally, share for share, in such dividends, whether payable in cash, in property, or in shares of our stock.
Liquidation Rights
Subject to any preferential rights of outstanding shares of preferred stock, holders of common stock will share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution, or winding up.
Absence of Other Rights
Our common stock has no preemptive, subscription, preferential, conversion, or exchange rights.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “FDX.”
Miscellaneous
The outstanding shares of our common stock are, and any shares of common stock offered by a prospectus supplement upon issuance and payment therefor will be, fully paid and nonassessable.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., P.O. Box 43006, Providence, Rhode Island 02940-3006.

Certain Anti-Takeover Effects
General.   Certain provisions of our certificate of incorporation, our bylaws, and Delaware law may have the effect of impeding the acquisition of control of us. These provisions are designed to reduce, or have the effect of reducing, our vulnerability to unsolicited takeover attempts.
Delaware Takeover Statute.   We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.
Stockholder Action by Written Consent.   Our certificate of incorporation and bylaws require that all stockholder action be taken at a duly called meeting of the stockholders and prohibit taking action by written consent of stockholders.
Additional Authorized Shares of Capital Stock.   The additional shares of authorized common stock and preferred stock available for issuance under our certificate of incorporation could be issued at such times, under such circumstances, and with such terms and conditions as to impede a change in control.
PLAN OF DISTRIBUTION
We may sell our securities in any of the following ways:
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to or through underwriters;

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to or through dealers;

•
through agents;

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directly to purchasers through a specific bidding, ordering, or auction process or otherwise;

•
through any combination of these methods of sale; or

•
through any other methods described in a prospectus supplement.

The prospectus supplement with respect to the securities being offered will set forth the specific plan of distribution and the terms of the offering, including:
•
the names of any underwriters, dealers, or agents;

•
the purchase price of the securities and the proceeds we will receive from the sale;

•
any underwriting discounts, selling commissions, agency fees, and other items constituting underwriters’, dealers’, or agents’ compensation;

•
any initial public offering price; and

•
any discounts or concessions allowed or re-allowed or paid to dealers or agents.

Underwriters
Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If we use underwriters for a sale of securities, we will enter into an underwriting agreement with the underwriters at the time of sale of those securities. Unless we inform you otherwise in a prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the offered securities if any are purchased.
The underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.
Dealers
If we use dealers in a sale, unless we inform you otherwise in a prospectus supplement, we will sell the securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices that they determine at the time of resale.
Agents
If we use agents in a sale, unless we inform you otherwise in a prospectus supplement, the agents will act on a best-efforts basis to solicit purchases for the period of their appointment.
Compensation
In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions, or commissions.
Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with an offering of securities, and any discounts, concessions, or commissions allowed or reallowed or paid to dealers, will be set forth in the applicable prospectus supplement.
Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit realized by them on the resale of the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933.
Direct Sales
We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional investors or others, who may be deemed to be underwriters within the Securities Act of 1933 with respect to any resales. We will describe the terms of any direct sales in a prospectus supplement.
Delayed Delivery Contracts
We may authorize underwriters, dealers, or agents to solicit offers from institutional investors to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. If we use delayed delivery contracts, they will be subject only to those conditions that we set forth in a prospectus supplement, and the prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
Underwriters, dealers, and agents who participate in the distribution of the securities may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Underwriters, dealers, or agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.
Unless we inform you otherwise in a prospectus supplement, we do not intend to apply for the listing of any debt securities on a national securities exchange. If debt securities are sold to or through underwriters, the underwriters may make a market in such debt securities, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the debt securities, and any market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, we cannot assure you as to the liquidity of, or trading markets for, any debt securities.

In order to facilitate an offering of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the offered securities. Such transactions, if commenced, may be discontinued at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.
We will estimate our expenses associated with any offering of securities in the relevant prospectus supplement.
LEGAL MATTERS
Mark R. Allen, our Executive Vice President, General Counsel and Secretary, will issue an opinion concerning the legality of the common stock. As of July 13, 2023, Mr. Allen owned 37,251 shares of FedEx common stock and held options to purchase 141,583 shares of such common stock, of which options to purchase an aggregate of 100,036 shares of common stock were exercisable.
Davis Polk & Wardwell LLP will issue an opinion concerning the legality of the debt securities and guarantees.
Christina R. Conrad, Vice President — Employment Law and Assistant Secretary of FedEx Freight, Inc., will issue an opinion concerning certain matters relating to FedEx Freight, Inc. As of July 13, 2023, Ms. Conrad owned 535 shares of FedEx common stock and held options to purchase 6,448 shares of such common stock, of which options to purchase an aggregate of 2,838 shares of common stock were exercisable.
Tiffany H. Brunson, Vice President, Legal & General Counsel of FedEx Office, will issue an opinion concerning certain matters relating to FedEx Office. As of July 13, 2023, Ms. Brunson owned 112 shares of FedEx common stock and held options to purchase 6,584 shares of such common stock, of which options to purchase an aggregate of 2,930 shares of common stock were exercisable.
Any underwriters, dealers, or agents will be advised by their own legal counsel concerning issues relating to any offering.
EXPERTS
The consolidated financial statements of FedEx Corporation appearing in FedEx Corporation’s Annual Report (Form 10-K) for the fiscal year ended May 31, 2023 (including the schedule appearing therein), and the effectiveness of FedEx Corporation’s internal control over financial reporting as of May 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of FedEx Corporation’s internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Debt Securities
Common Stock

PROSPECTUS

July 19, 2023

PROSPECTUS
Federal Express Corporation
PASS-THROUGH CERTIFICATES
Pass-through trusts that we form may offer for sale pass-through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass-through certificate will represent an interest in a pass-through trust. The property of the pass-through trust will include equipment notes issued by:
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Federal Express Corporation (“FedEx Express”) to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us; or

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one or more owner trustees, on a non-recourse basis, to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us as part of a leveraged lease transaction or otherwise.

The pass-through certificates will not represent interests in, or obligations of, FedEx Express or any of our affiliates.
Equipment notes issued by any owner trustee will be without recourse to us. For each aircraft, we or an owner trustee will issue one or more equipment notes with an interest rate, final maturity date, and ranking of priority of payment described in a prospectus supplement.
The pass-through trustee will distribute to the holders of pass-through certificates the interest paid on the equipment notes held in the related pass-through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass-through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass-through certificates on any national securities exchange.
Our payment obligations in respect of any equipment notes we issue or, in the case of equipment notes issued by an owner trustee, our obligations under the leases related to such equipment notes, will be fully and unconditionally guaranteed by our parent corporation, FedEx Corporation (“FedEx”).
We may offer and sell the pass-through certificates on a continuous or delayed basis directly, through agents, dealers, or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers, and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of pass-through certificates. If any agents, dealers, or underwriters are involved in the sale of any pass-through securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of pass-through certificates also will be set forth in the applicable prospectus supplement.
This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplement, as well as any information described under the heading “Where You Can Find More Information,” carefully before you invest.
Investing in the pass-through securities involves certain risks. See “Risk Factors” on page 3.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 19, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, referred to as the SEC in this prospectus. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits thereto can be obtained from the SEC, as indicated under the heading “Where You Can Find More Information.”
This prospectus provides you with only a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”
The prospectus supplement also will contain, with respect to the securities being sold, the names of any underwriters, dealers, or agents, together with the terms of the offering; the compensation of any underwriters, dealers, or agents; and the net proceeds to us.
We have not authorized any person to provide you with information other than that contained or incorporated by reference in this prospectus or any prospectus supplement prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the date of delivery of this prospectus or any sales of securities made in connection herewith. In the case of information contained in documents we file with the SEC and incorporate by reference in this prospectus, you should assume that such information is accurate only as of the respective dates of those documents. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.
References in this prospectus to “we,” “us,” “our,” and “FedEx Express” are to Federal Express Corporation. References to “FedEx” are to our parent company, FedEx Corporation.
FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to FedEx’s and our financial condition, results of operations, cash flows, plans, objectives, future performance, and business. Forward-looking statements include those preceded by, followed by, or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends,” or similar expressions. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the risk factors referred to below under the heading “Risk Factors” and other factors that can be found in FedEx’s and its subsidiaries’ press releases and FedEx’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
WHERE YOU CAN FIND MORE INFORMATION
FedEx files annual, quarterly, and current reports; proxy statements; and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and

1

other information that FedEx files electronically with the SEC at sec.gov, from which interested persons can electronically access the registration statement, of which this prospectus is a part, including the exhibits and schedules thereto.
The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. Information incorporated by reference is considered a part of this prospectus, and later information filed with the SEC will automatically update and, where applicable, modify and supersede previous information contained in documents filed earlier with the SEC or contained or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and all future filings made by FedEx with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC) prior to the termination of the offering under this prospectus.
FedEx SEC Filings	Period
Annual Report of FedEx on Form 10-K Current Reports on Form 8-K	Fiscal year ended May 31, 2023 Filed on June 20, 2023 (dated June 16, 2023) and July 17, 2023
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents referred to above, which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request these documents by contacting FedEx in writing, by telephone, or email at:
FedEx Corporation
Attention: Investor Relations
942 South Shady Grove Road
Memphis, Tennessee 38120
(901) 818-7200
ir@fedex.com
You can also access FedEx’s SEC filings through the Investor Relations page of the FedEx website at investors.fedex.com. The information on FedEx’s website, however, is not incorporated by reference in, and does not form a part of, this prospectus or any prospectus supplement.
ABOUT OUR COMPANY
FedEx Express is a wholly owned subsidiary of FedEx. FedEx provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce, and business services, offering integrated business solutions through operating companies competing collectively, operating collaboratively, and innovating digitally as one FedEx. FedEx Express is the world’s largest express transportation company, offering time-definite delivery to more than 220 countries and territories, connecting markets that comprise more than 99% of the world’s gross domestic product.
In April 2023, we announced “one FedEx”, a consolidation plan to ultimately bring FedEx Express, FedEx Ground Package System, Inc., FedEx Corporate Services, Inc., and other FedEx operating companies into Federal Express Corporation, becoming a single company operating a unified, fully integrated air-ground network under the respected FedEx brand. FedEx Freight Corporation will continue to provide less-than-truckload freight transportation services as a stand-alone and separate company under Federal Express Corporation. The organizational redesign will be implemented in phases with full implementation expected in June 2024.
The mailing address of our principal executive offices is 3610 Hacks Cross Road, Memphis, Tennessee 38125. Our main telephone number is (901) 369-3600.
The address of FedEx’s website is fedex.com. The information on the FedEx website is not incorporated by reference in, and does not form a part of, this prospectus or any prospectus supplement.

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RISK FACTORS
Investing in pass-through certificates involves risks. In connection with any investment in pass-through certificates, you should consider carefully (i) the factors identified under Item 1A. “Risk Factors” in FedEx’s most recent annual report on Form 10-K, as updated by FedEx’s quarterly reports on Form 10-Q and current reports on Form 8-K; (ii) the other information set forth elsewhere in this prospectus and in the documents incorporated by reference into this prospectus; and (iii) any risk factors set forth in the applicable prospectus supplement.
USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement, the pass-through trustee will use the proceeds from the sale of pass-through certificates to purchase equipment notes secured by aircraft or other aircraft-related assets. See “Description of Pass-Through Certificates” for a description of the equipment notes.
Unless we inform you otherwise in a prospectus supplement, the equipment notes will be issued to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us or to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us as part of a leveraged lease transaction or otherwise.
DESCRIPTION OF PASS-THROUGH CERTIFICATES
The pass through certificates covered by this prospectus will be issued pursuant to the pass-through trust agreement, dated as of August 13, 2020, between FedEx Express and Wilmington Trust Company, as pass-through trustee (as amended as of the date hereof, the “basic agreement”).
The following summary describes the general terms and provisions of the pass-through certificates covered by this prospectus. Each series of pass-through certificates will be issued by a separate trust and, when we offer to sell a particular series of pass-through certificates, we will describe in a prospectus supplement the specific terms of, and the extent to which the terms of the basic agreement do not apply to, such pass-through certificates. If any information set forth in a prospectus supplement regarding the terms and provisions of a particular series of pass-through certificates is inconsistent with the information set forth in this prospectus, the information in the prospectus supplement will supersede and replace the information found herein.
Because the following is a summary, it may not contain all the information that may be important to you. For further information, you should read the basic agreement, which is an exhibit to the registration statement of which this prospectus is a part. A copy of the basic agreement is also available from us upon request at the contact information specified in “Where You Can Find More Information.” This summary is subject to, and qualified in its entirety by reference to, all the provisions of the basic agreement, including definitions of certain terms used in it.
Terms
Pass-through trusts that we form may offer for sale pass-through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass-through certificate will represent an interest in a pass-through trust. The property of the pass-through trust will include equipment notes issued by:
•
FedEx Express to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us (“owned aircraft notes”); or

•
one or more owner trustees, on a non-recourse basis, to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us as part of a leveraged lease transaction or otherwise (“leased aircraft notes”).

The pass-through certificates will not represent interests in, or obligations of, FedEx Express or any of our affiliates.

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Equipment notes issued by any owner trustee will be without recourse to us. For each aircraft, we or an owner trustee will issue one or more equipment notes with an interest rate, final maturity date, and ranking of priority of payment described in a prospectus supplement.
The pass-through trustee will distribute to the holders of pass-through certificates the interest paid on the equipment notes held in the related pass-through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass-through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass-through certificates on any national securities exchange.
Our payment obligations in respect of any equipment notes we issue or, in the case of equipment notes issued by an owner trustee, our obligations under the leases related to such equipment notes, will be fully and unconditionally guaranteed by our parent corporation, FedEx.
Property of the Trust
The pass-through trustee will hold all property owned by a trust for the benefit of holders of pass-through certificates issued by that trust. Each pass-through certificate issued by a trust will represent a beneficial interest in all property held by that trust.
Any trust may hold owned aircraft notes and leased aircraft notes simultaneously. The owned aircraft notes will be secured by certain aircraft owned or to be owned by FedEx Express, and the leased aircraft notes will be secured by certain aircraft leased or to be leased to FedEx Express.
In addition, to the extent set forth in an applicable prospectus supplement, each trust may hold (exclusively, or in combination with owned aircraft notes, leased aircraft notes, or both) equipment notes secured by aircraft engines, spare parts, appliances, or other aircraft-related equipment or personal property owned or to be owned by, or leased or to be leased to, FedEx Express. Such equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement. Also, to the extent set forth in the applicable prospectus supplement, a trust may hold (exclusively, or in combination with equipment notes) pass-through certificates or beneficial interests in such certificates previously issued by a trust that holds equipment notes or other kinds of securities.
Issuance of Equipment Notes
We will issue the equipment notes relating to aircraft owned by us under either a separate supplement to an existing trust indenture and mortgage or a separate trust indenture and mortgage. An aircraft owned by us may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. For each leased aircraft, the owner trustee will issue the related equipment notes, as nonrecourse obligations, authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement. The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of one or more owner participants. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes, which will be described in the applicable prospectus supplement.
Ranking; Subordinated Rights
A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt related to the same owned or leased aircraft. In addition, the pass-through trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement establishing priorities among series of pass-through certificates. Also, a liquidity facility, surety bond, letter of credit, financial guarantee, interest rate, or other swap or other arrangement may support one or more payments on the equipment notes or pass-through certificates of one or more series. In addition, the pass-through trustee may enter into servicing, remarketing, appraisal, put, or other agreements relating

4

to the collateral securing the equipment notes. We will describe any such credit enhancements or other arrangements or agreements in the applicable prospectus supplement.
Miscellaneous
If the pass-through trustee does not use the proceeds of any offering of pass-through certificates to purchase equipment notes on the date of issuance of the pass-through certificates, it will hold the proceeds for the benefit of the holders of the related pass-through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass-through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass-through certificates. In these circumstances, the prospectus supplement will describe how the proceeds of the pass-through certificates will be held or applied, including any depositary or escrow arrangements.
We will describe any material United States federal income tax considerations in the applicable prospectus supplement.
Regarding the Pass-Through Trustee
We may conduct banking and other transactions with the pass-through trustee and its affiliates in the ordinary course of business.
FedEx’s Guarantee
FedEx will fully and unconditionally guarantee:
•
with respect to equipment notes secured by our owned aircraft, the full and prompt payment of all our payment obligations under such equipment notes when and as the same shall become due and payable; and

•
with respect to equipment notes secured by our leased aircraft, the full and prompt payment of all of our payment obligations under the related lease when and as the same shall become due and payable.

FedEx’s guarantee will be enforceable without any need first to enforce any equipment note or lease against us. FedEx’s guarantee will be an unsecured obligation of FedEx.
Governing Law
The basic agreement and the pass-through certificates will be governed and construed in accordance with the laws of the State of New York.
PLAN OF DISTRIBUTION
We may sell the pass-through certificates in any of the following ways:
•
to or through underwriters;

•
to or through dealers;

•
through agents;

•
directly to purchasers through a specific bidding, ordering, or auction process or otherwise;

•
through any combination of these methods of sale; or

•
through any other methods described in a prospectus supplement.

The prospectus supplement with respect to the securities being offered will set forth the specific plan of distribution and the terms of the offering, including:
•
the names of any underwriters, dealers, or agents;

•
the purchase price of the pass-through certificates and the proceeds to be received from the sale;

5

•
any underwriting discounts, selling commissions, agency fees, and other items constituting underwriters’, dealers’, or agents’ compensation;

•
any initial public offering price; and

•
any discounts or concessions allowed or re-allowed or paid to dealers or agents.

Underwriters, dealers, and agents who participate in the distribution of the pass-through certificates may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Underwriters, dealers, or agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.
Unless we inform you otherwise in a prospectus supplement, we do not intend to apply for the listing of any pass-through certificates on a national securities exchange. If pass-through certificates are sold to or through underwriters, the underwriters may make a market in such pass-through certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the pass-through certificates, and any market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, we cannot assure you as to the liquidity of, or trading markets for, any pass-through certificates.
We will estimate our expenses associated with any offering of pass-through certificates in the relevant prospectus supplement.
LEGAL MATTERS
Davis Polk & Wardwell LLP will issue an opinion concerning the legality of the pass-through certificates.
Any underwriters, dealers, or agents will be advised by their own legal counsel concerning issues relating to any offering.
EXPERTS
The consolidated financial statements of FedEx Corporation appearing in FedEx Corporation’s Annual Report (Form 10-K) for the fiscal year ended May 31, 2023 (including the schedule appearing therein), and the effectiveness of FedEx Corporation’s internal control over financial reporting as of May 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of FedEx Corporation’s internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

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Federal Express Corporation
Pass-Through Certificates

PROSPECTUS

July 19, 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the various expenses (other than underwriting discounts and commissions) expected to be incurred by FedEx Corporation (“FedEx”) or Federal Express Corporation (“FedEx Express”) in connection with the offering described in this registration statement.
SEC registration fee	$	(a)
Printing expenses		(b)
Legal fees and expenses		(b)
Trustee’s fees and expenses		(b)
Accounting fees and expenses		(b)
Rating agency fees		(b)
Miscellaneous fees and expenses		(b)
Total	$	(b)

(a)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), FedEx and FedEx Express are deferring payment of the registration fee for the securities registered under this registration statement.

(b)
The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of securities.

Item 15.   Indemnification of Directors and Officers
Section 102(b)(7) of the Delaware General Corporation Law (the “Delaware Law”) permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for a director for unlawful payments of dividends or unlawful stock repurchases, redemptions, or other distributions; (iv) for any transaction from which the director or officer derived an improper personal benefit; or (v) for an officer in any action by or in the right of the corporation.
With respect to FedEx, Article Thirteenth of FedEx’s Third Amended and Restated Certificate of Incorporation (the “FedEx Charter”) provides that no director shall be personally liable to FedEx or its stockholders for monetary damages for breach of fiduciary duty as a director, and with respect to FedEx Express, Article Thirteenth of FedEx Express’s Third Restated Certificate of Incorporation (the “FedEx Express Charter”) provides that no director shall be personally liable to FedEx Express or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, in each case, that such Article Thirteenth does not eliminate or limit the liability of a director of FedEx or FedEx Express, as applicable, (i) for any breach of the director’s duty of loyalty to FedEx or FedEx Express, as applicable, or their respective stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware Law (relating to the unlawful payment of dividends and unlawful stock purchases or redemptions) or any amendment or successor provision thereto; or (iv) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of the FedEx Charter and the FedEx Express Charter does not eliminate or limit the liability of a director for any act or omission occurring prior to the date when the applicable Article Thirteenth became effective (December 3, 1997 in respect of FedEx; October 17, 1988 in respect of FedEx Express). Neither the amendment nor repeal of Article Thirteenth of the FedEx Charter or the FedEx Express Charter, nor the adoption of any provision of the FedEx Charter or the FedEx Express Charter inconsistent with the applicable Article Thirteenth, will eliminate or reduce the effect of the applicable

Article Thirteenth with respect to any matter occurring, or any cause of action, suit, or claim that, but for such Article Thirteenth, would accrue or arise prior to such amendment, repeal, or adoption of an inconsistent provision.
Section 145 of the Delaware Law permits a corporation to indemnify any of its directors, officers, employees, or agents who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation (or another enterprise if serving at the request of the corporation), against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In any threatened, pending, or completed action or suit by or in the right of the corporation, a corporation is permitted to indemnify any director, officer, employee, or agent of the corporation (or another enterprise if serving at the request of the corporation) against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter if such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.
With respect to FedEx, Article VI, Section 1 of FedEx’s Amended and Restated Bylaws provides that FedEx shall, to the fullest extent permitted by the Delaware Law, (a) indemnify and hold harmless any person who was or is made or is threatened to be made a party to, or is otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director, officer, or managing director (or its equivalent) of FedEx, or, while serving as a director, officer, or managing director (or its equivalent) of FedEx, is or was serving at the request of FedEx as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (a “Covered Person”), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person in connection therewith, and (b) pay the expenses (including attorneys’ fees) incurred by any such Covered Person in connection with any such Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a Covered Person in advance of the final disposition of the action, suit, or proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should ultimately be determined that the Covered Person is not entitled to be indemnified; provided, however, that, except with respect to certain Proceedings seeking to enforce rights to indemnification or advancement of expenses, FedEx shall be required to indemnify and advance expenses to a Covered Person in connection with a Proceeding (or part thereof) initiated by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of FedEx.
With respect to FedEx Express, Article III, Section 13 of FedEx Express’ By-laws provides that FedEx Express shall indemnify to the full extent authorized or permitted by Delaware law any person made, or threatened to be made, a party to any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative) by reason of the fact that he, his testator, or intestate is or was a director of FedEx Express or served as a director, officer, employee, or agent of any other enterprise at the request of FedEx Express.
FedEx and FedEx Express also have purchased insurance designed to protect FedEx, FedEx Express, and their directors and officers against losses arising from certain claims, including claims under the Securities Act.

Any underwriting agreement that FedEx and/or FedEx Express may enter into in connection with the sale of any securities registered hereunder may provide for indemnification of directors and officers of FedEx and/or FedEx Express by the underwriters against certain liabilities. To the extent that FedEx and/or FedEx Express enters into any such underwriting agreement, FedEx will file it as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference into this registration statement.
Item 16.   Exhibits
*1.1	Form of Underwriting Agreement relating to debt securities.
*1.2	Form of Underwriting Agreement relating to common stock.
*1.3	Form of Underwriting Agreement relating to pass-through certificates.
4.1
Third Amended and Restated Certificate of Incorporation of FedEx. (Filed as Exhibit 3.1 to FedEx’s Current Report on Form 8-K dated September 26, 2011 and filed September 28, 2011 (File Number 001-15829), and incorporated herein by reference.)

4.2	Amended and Restated Bylaws of FedEx. (Filed as Exhibit 3.1 to FedEx’s Current Report on Form 8-K dated and filed March 6, 2023 (File Number 001-15829), and incorporated herein by reference.)
4.3
Indenture, dated as of October 23, 2015, between FedEx, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee. (Filed as Exhibit 4.1 to FedEx’s Current Report on Form 8-K dated and filed October 23, 2015 (File Number 001-15829), and incorporated herein by reference.)

4.4
Succession Agreement, dated as of December 13, 2021, among FedEx, the Guarantors named therein, Computershare Trust Company, N.A., as agent for Wells Fargo Bank, National Association, and U.S. Bank Trust Company, National Association. (Filed as Exhibit 4.2 to FedEx’s Current Report on Form 8-K dated December 13, 2021 and filed December 16, 2021 (File Number 001-15829), and incorporated herein by reference.)

*4.5	Form of debt security.
4.6	Form of guarantee (included in Exhibit 4.5).
4.7	Specimen FedEx common stock certificate. (Filed as Exhibit 4.16 to FedEx’s Registration Statement on Form S-3 filed July 29, 2020 (File Number 333-240157), and incorporated herein by reference.)
4.8
Pass-Through Trust Agreement, dated as of August 13, 2020, between FedEx Express and Wilmington Trust Company, as pass-through trustee. (Filed as Exhibit 4.1 to FedEx’s Current Report on Form 8-K dated and filed August 13, 2020 (File Number 001-15829), and incorporated herein by reference.)

*4.9	Form of Pass-Through Trust Certificate.
4.10	Form of Guarantee of FedEx. (Filed as Exhibit 4.20 to FedEx’s Registration Statement on Form S-3 filed July 29, 2020 (File Number 333-240157), and incorporated herein by reference.)
5.1	Opinion of Mark R. Allen, Executive Vice President, General Counsel and Secretary of FedEx, regarding the legality of the common stock.
5.2	Opinion of Davis Polk & Wardwell LLP regarding the legality of the debt securities, guarantees, and pass-through certificates.
5.3	Opinion of Christina R. Conrad, Vice President — Employment Law and Assistant Secretary of FedEx Freight, Inc., regarding certain matters relating to FedEx Freight, Inc.
5.4	Opinion of Tiffany H. Brunson, Vice President, Legal & General Counsel of FedEx Office and Print Services, Inc., regarding certain matters relating to FedEx Office and Print Services, Inc.
22
List of Subsidiary Guarantors and Subsidiary Issuers of Guaranteed Securities. (Filed as Exhibit 22 to FedEx’s Annual Report on Form 10-K dated and filed July 17, 2023 (File Number 001-15829), and incorporated herein by reference.)

23.1	Consent of Ernst & Young LLP with respect to FedEx’s financial statements.

23.2	Consent of Mark R. Allen (included in Exhibit 5.1).
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2).
23.4	Consent of Christina R. Conrad (included in Exhibit 5.3).
23.5	Consent of Tiffany H. Brunson (included in Exhibit 5.4).
24.1	Powers of Attorney (set forth on the signature pages to this registration statement).
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of U.S. Bank Trust Company, National Association, as successor trustee under the Indenture.
25.2	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Wilmington Trust Company, as pass-through trustee under the Pass-Through Trust Agreement.
107	Calculation of Filing Fee Tables

*
To be filed, if necessary, by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.

Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement;
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on July 19, 2023.
FedEx Corporation
By:
/s/ Jennifer L. Johnson

Name:
Jennifer L. Johnson

Title:
Corporate Vice President and Principal Accounting Officer

Power of Attorney.   Each person whose signature appears below hereby constitutes and appoints Rajesh Subramaniam, Mark R. Allen, and Jennifer L. Johnson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and any and all post-effective amendments thereto), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Rajesh Subramaniam Rajesh Subramaniam	President, Chief Executive Officer and Director (Principal Executive Officer)	July 19, 2023
/s/ Michael C. Lenz Michael C. Lenz	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 19, 2023
/s/ Jennifer L. Johnson Jennifer L. Johnson	Corporate Vice President and Principal Accounting Officer (Principal Accounting Officer)	July 19, 2023
/s/ Frederick W. Smith Frederick W. Smith	Executive Chairman and Chairman of the Board and Director	July 19, 2023
/s/ Marvin R. Ellison Marvin R. Ellison	Director	July 19, 2023
/s/ Stephen E. Gorman Stephen E. Gorman	Director	July 19, 2023

Signature	Title	Date
/s/ Susan Patricia Griffith Susan Patricia Griffith	Director	July 19, 2023
/s/ Kimberly A. Jabal Kimberly A. Jabal	Director	July 19, 2023
/s/ Amy B. Lane Amy B. Lane	Director	July 19, 2023
/s/ R. Brad Martin R. Brad Martin	Director	July 19, 2023
/s/ Nancy A. Norton Nancy A. Norton	Director	July 19, 2023
/s/ Frederick P. Perpall Frederick P. Perpall	Director	July 19, 2023
/s/ Joshua Cooper Ramo Joshua Cooper Ramo	Director	July 19, 2023
/s/ Susan C. Schwab Susan C. Schwab	Director	July 19, 2023
/s/ David P. Steiner David P. Steiner	Director	July 19, 2023
/s/ V. James Vena V. James Vena	Director	July 19, 2023
/s/ Paul S. Walsh Paul S. Walsh	Director	July 19, 2023

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on July 19, 2023.
Federal Express Corporation
By:
/s/ Elise L. Jordan

Name:
Elise L. Jordan

Title:
Executive Vice President and Chief Financial Officer

Power of Attorney.   Each person whose signature appears below hereby constitutes and appoints Rajesh Subramaniam, Mark R. Allen, and Jennifer L. Johnson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and any and all post-effective amendments thereto), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ John A. Smith John A. Smith	President and Chief Executive Officer, U.S. & Canada Ground Operations, and Director (Principal Executive Officer)	July 19, 2023
/s/ Richard W. Smith Richard W. Smith	President and Chief Executive Officer, Airline and International, and Director (Principal Executive Officer)	July 19, 2023
/s/ Elise L. Jordan Elise L. Jordan	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 19, 2023
/s/ Rajesh Subramaniam Rajesh Subramaniam	Chairman of the Board and Director	July 19, 2023
/s/ Mark R. Allen Mark R. Allen	Director	July 19, 2023

Signature	Title	Date
/s/ Jill C. Brannon Jill C. Brannon	Director	July 19, 2023
/s/ Brie A. Carere Brie A. Carere	Director	July 19, 2023
/s/ Robert B. Carter Robert B. Carter	Director	July 19, 2023
/s/ Sriram Krishnasamy Sriram Krishnasamy	Director	July 19, 2023
/s/ Michael C. Lenz Michael C. Lenz	Director	July 19, 2023
/s/ Scot A. Struminger Scot A. Struminger	Director	July 19, 2023

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moon Township, State of Pennsylvania, on July 19, 2023.
FedEx Ground Package System, Inc.
By:
/s/ Neil A. Lanasa

Name:
Neil A. Lanasa

Title:
Senior Vice President and Chief Financial Officer

Power of Attorney.   Each person whose signature appears below hereby constitutes and appoints Rajesh Subramaniam, Mark R. Allen, and Jennifer L. Johnson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and any and all post-effective amendments thereto), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Scott L. Ray Scott L. Ray	President and Director (Principal Executive Officer)	July 19, 2023
/s/ Neil A. Lanasa Neil A. Lanasa	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 19, 2023
/s/ Rajesh Subramaniam Rajesh Subramaniam	Chairman of the Board and Director	July 19, 2023
/s/ Mark R. Allen Mark R. Allen	Director	July 19, 2023
/s/ Jill C. Brannon Jill C. Brannon	Director	July 19, 2023

Signature	Title	Date
/s/ Brie A. Carere Brie A. Carere	Director	July 19, 2023
/s/ Robert B. Carter Robert B. Carter	Director	July 19, 2023
/s/ Sriram Krishnasamy Sriram Krishnasamy	Director	July 19, 2023
/s/ Michael C. Lenz Michael C. Lenz	Director	July 19, 2023
/s/ John A. Smith John A. Smith	Director	July 19, 2023

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on July 19, 2023.
FedEx Freight Corporation
By:
/s/ Neil A. Lanasa

Name:
Neil A. Lanasa

Title:
Chief Financial Officer

Power of Attorney.   Each person whose signature appears below hereby constitutes and appoints Rajesh Subramaniam, Mark R. Allen, and Jennifer L. Johnson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and any and all post-effective amendments thereto), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Lance D. Moll Lance D. Moll	President and Chief Executive Officer and Director (Principal Executive Officer)	July 19, 2023
/s/ Neil A. Lanasa Neil A. Lanasa	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 19, 2023
/s/ Rajesh Subramaniam Rajesh Subramaniam	Chairman of the Board and Director	July 19, 2023
/s/ Mark R. Allen Mark R. Allen	Director	July 19, 2023
/s/ Jill C. Brannon Jill C. Brannon	Director	July 19, 2023

Signature	Title	Date
/s/ Brie A. Carere Brie A. Carere	Director	July 19, 2023
/s/ Robert B. Carter Robert B. Carter	Director	July 19, 2023
/s/ Sriram Krishnasamy Sriram Krishnasamy	Director	July 19, 2023
/s/ Michael C. Lenz Michael C. Lenz	Director	July 19, 2023
/s/ John A. Smith John A. Smith	Director	July 19, 2023

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on July 19, 2023.
FedEx Freight, Inc.
By:
/s/ Neil A. Lanasa

Name:
Neil A. Lanasa

Title:
Chief Financial Officer

Power of Attorney.   Each person whose signature appears below hereby constitutes and appoints Rajesh Subramaniam, Mark R. Allen, and Jennifer L. Johnson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and any and all post-effective amendments thereto), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Lance D. Moll Lance D. Moll	President and Chief Executive Officer and Director (Principal Executive Officer)	July 19, 2023
/s/ Neil A. Lanasa Neil A. Lanasa	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 19, 2023

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on July 19, 2023.
FedEx Corporate Services, Inc.
By:
/s/ Sharon L. Hawkins

Name:
Sharon L. Hawkins

Title:
Chief Financial Officer

Power of Attorney.   Each person whose signature appears below hereby constitutes and appoints Rajesh Subramaniam, Mark R. Allen, and Jennifer L. Johnson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and any and all post-effective amendments thereto), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Brie A. Carere Brie A. Carere	Co-President, Co-Chief Executive Officer and Director (Principal Executive Officer)	July 19, 2023
/s/ Robert B. Carter Robert B. Carter	Co-President, Co-Chief Executive Officer and Director (Principal Executive Officer)	July 19, 2023
/s/ Sharon L. Hawkins Sharon L. Hawkins	Chief Financial Officer (Principal Financial Officer)	July 19, 2023
/s/ David A. Herring David A. Herring	Vice President — Accounting (Principal Accounting Officer)	July 19, 2023
/s/ Rajesh Subramaniam Rajesh Subramaniam	Chairman of the Board and Director	July 19, 2023

Signature	Title	Date
/s/ Mark R. Allen Mark R. Allen	Director	July 19, 2023
/s/ Jill C. Brannon Jill C. Brannon	Director	July 19, 2023
/s/ Sriram Krishnasamy Sriram Krishnasamy	Director	July 19, 2023
/s/ Michael C. Lenz Michael C. Lenz	Director	July 19, 2023
/s/ Lance D. Moll Lance D. Moll	Director	July 19, 2023
/s/ Brian D. Philips Brian D. Philips	Director	July 19, 2023
/s/ John A. Smith John A. Smith	Director	July 19, 2023
/s/ Richard W. Smith Richard W. Smith	Director	July 19, 2023
/s/ Kenneth J. Spangler Kenneth J. Spangler	Director	July 19, 2023

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on July 19, 2023.
FedEx Office and Print Services, Inc.
By:
/s/ Mark P. Cox

Name:
Mark P. Cox

Title:
Vice President — Finance

Power of Attorney.   Each person whose signature appears below hereby constitutes and appoints Rajesh Subramaniam, Mark R. Allen, and Jennifer L. Johnson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and any and all post-effective amendments thereto), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Brian D. Philips Brian D. Philips	President, Chief Executive Officer and Director (Principal Executive Officer)	July 19, 2023
/s/ Mark P. Cox Mark P. Cox	Vice President — Finance (Principal Financial Officer and Principal Accounting Officer)	July 19, 2023
/s/ Rajesh Subramaniam Rajesh Subramaniam	Chairman of the Board and Director	July 19, 2023
/s/ Mark R. Allen Mark R. Allen	Director	July 19, 2023
/s/ Jill C. Brannon Jill C. Brannon	Director	July 19, 2023

Signature	Title	Date
/s/ Brie A. Carere Brie A. Carere	Director	July 19, 2023
/s/ Robert B. Carter Robert B. Carter	Director	July 19, 2023
/s/ Sriram Krishnasamy Sriram Krishnasamy	Director	July 19, 2023
/s/ Michael C. Lenz Michael C. Lenz	Director	July 19, 2023

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoofddorp, The Netherlands, on July 19, 2023.
Federal Express Europe, Inc.
By:
/s/ Karen M. Reddington

Name:
Karen M. Reddington

Title:
Chairman of the Board, President, Chief Executive Officer and Director

Power of Attorney.   Each person whose signature appears below hereby constitutes and appoints Rajesh Subramaniam, Mark R. Allen, and Jennifer L. Johnson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and any and all post-effective amendments thereto), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Karen M. Reddington Karen M. Reddington	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	July 19, 2023
/s/ Leendert Creyf Leendert Creyf	Director	July 19, 2023
/s/ C. Edward Klank III C. Edward Klank III	Director	July 19, 2023
/s/ Roel Staes Roel Staes	Director	July 19, 2023

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on July 19, 2023.
Federal Express Holdings S.A., LLC
By:
/s/ Luiz Vasconcelos

Name:
Luiz Vasconcelos

Title:
President and Chief Executive Officer

Power of Attorney.   Each person whose signature appears below hereby constitutes and appoints Rajesh Subramaniam, Mark R. Allen, and Jennifer L. Johnson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and any and all post-effective amendments thereto), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Luiz Vasconcelos Luiz Vasconcelos	President and Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	July 19, 2023
Federal Express Europe, Inc.	Sole Member	July 19, 2023

By:
/s/ Karen M. Reddington

Karen M. Reddington
Chairman of the Board, President,
Chief Executive Officer and Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on July 19, 2023.
Federal Express International, Inc.
By:
/s/ Richard W. Smith

Name:
Richard W. Smith

Title:
Chairman of the Board, Chief Executive Officer and President

Power of Attorney.   Each person whose signature appears below hereby constitutes and appoints Rajesh Subramaniam, Mark R. Allen, and Jennifer L. Johnson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and any and all post-effective amendments thereto), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Richard W. Smith Richard W. Smith	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	July 19, 2023
/s/ Eddy Ka-Leung Chan Eddy Ka-Leung Chan	Director	July 19, 2023
/s/ Philip Ming-Kwang Cheng Philip Ming-Kwang Cheng	Director	July 19, 2023
/s/ Audrey Gek-Pin Cheong Audrey Gek-Pin Cheong	Director	July 19, 2023

Signature	Title	Date
/s/ Kevin P. O’Hearn Kevin P. O’Hearn	Director	July 19, 2023
/s/ Kawal Preet Kawal Preet	Director	July 19, 2023
/s/ Karen M. Reddington Karen M. Reddington	Director	July 19, 2023
/s/ Roel Staes Roel Staes	Director	July 19, 2023
/s/ Doreen Wan-Ling Tan Doreen Wan-Ling Tan	Director	July 19, 2023
/s/ Masamichi Ujiie Masamichi Ujiie	Director	July 19, 2023